Exhibit (C)(3)
 Strictly Private and Confidential    Citi Banking, Capital Markets & Advisory | TransportationNovember 5, 2019  Project EuropaPresentation to the Board of Directors

     Confidential Material Disclaimer  The following pages contain material provided to the Board of Directors of Aircastle Limited (“Europa” or the “Company”) by Citigroup Global Markets Inc. (“Citi”) in connection with a potential transaction involving the Company.The accompanying material was compiled or prepared on a confidential basis solely for the use of the Board of Directors of the Company and not with a view toward public disclosure under any securities laws or otherwise. The information contained in the accompanying material was obtained from the Company and other sources. Any estimates and projections for the Company contained herein have been prepared or adopted by the management of the Company, obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citi does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. In preparing the accompanying material, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements and other representatives of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to Citi.The accompanying material was not prepared for use by readers not as familiar with the Company as the Board of Directors of the Company and, accordingly, neither the Company nor Citi nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Board of Directors of the Company. The accompanying material is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of the accompanying material. Citi does not have any obligation to update or otherwise revise the accompanying material. Nothing contained herein shall be construed as legal, regulatory, tax or accounting advice.  1

Implied Proposed Merger Consideration Metrics

($ in millions, except per share items)	Metric	October 23, 2019[(1)] $23.86	Proposed Merger Consideration $32.00
Implied Premium / (Discount) to Closing Share Price on November 4, 2019	**$27.31**	***(13%)***	***17%***
Implied Premium / (Discount) to Closing Share Price on October 23, 2019 [(1)]	**23.86**	**--**	***34***
Implied Premium / (Discount) to Closing Share Price on August 6, 2019 [(2)]	**19.73**	***21***	***62***
% Premium / (Discount) to:			
52-Week Intraday High Prior to Announcement of Strategic Alternatives (October 23, 2019)	$23.86	--	34%
52-Week Intraday Low (December 26, 2018)	15.75	51%	103
VWAP for the 12 Months Prior to October 23, 2019 [(1)]	20.00	19	60
Equity Value		$1,823	$2,445
Firm Value [(3)]		6,736	7,358
Price / Book			
September 30, 2019A [(4)]	$27.31	0.87x	1.17x
Price / Pre-Tax Income			
2019E	$2.36	10.1x	13.6x
2020E	2.57	9.3	12.5
Price / Earnings			
2019E	$2.15	11.1x	14.9x
2020E	2.40	9.9	13.3

Source: Company filings, Europa Management, FactSet.
Note: Projections provided by Europa Management. Balance sheet data as of September 30, 2019.
Europa fully diluted share count of 76.413 million as of November 4, 2019 per Europa Management. Consists of 74.635 million basic shares, 0.067 million RSUs, and 1.711 million PSUs.
(1) Day prior to Europa announcement of strategic alternatives.
(2) Day of Europa's Q2 2019 earnings announcement.
(3) Net debt of $4,982 million and $69 million in investment in affiliates as of September 30, 2019 per Europa Management.
(4) Book Value Per Share calculated as Shareholders' Equity of $2,038 million as of September 30, 2019 divided by basic shares issued and outstanding of 74.635 million as of September 30, 2019.

2

Updates to the Analysis Since October 28th Board Meeting

- Valuation date as of September 30, 2019
- Balance sheet and share count have been rolled forward
  - Balance sheet data now as of September 30, 2019
  - Share count as of November 4, 2019
- Cost of equity estimate has been refined
  - Assumes ~2.5x net debt / equity based on Discounted Dividends Analysis assumed target leverage
- Market update of selected companies analysis as of November 4, 2019

3

Summary Financial Analysis

Excludes selected transactions due to lack of publicly available information regarding recent aircraft leasing platform sales, which have typically been private transactions.

Implied Per Share Value [1]

Share Price as of 8/6/2019[5]: $19.73
Share Price as of 10/23/2019[6]: $23.86

Proposed Merger Consideration: $32.00

Methodology

Selected Companies Analysis

Price / Book
Price / Book Range: 0.89x - 0.96x
Current Book Value per Share of $27.31 (9/30/2019)[2]

Price / Pre-Tax Income
Price / 2020E Pre-Tax Income Range: 5.5x - 7.1x
2020E Pre-Tax Income per Share of $2.57

Price / Earnings
Price / 2020E Net Income Range: 7.2x - 7.9x
2020E Earnings per Share of $2.40

Discounted Dividends Analysis
Terminal Year Price / Book: 0.80x - 1.00x; Cost of Equity: 8.1% - 9.4%
Gross Debt / Equity Target of 2.5x

For Reference Only

Trading Range
52-Week Intraday Trading Range to Unaffected Date of 10/23/2019[6]
Intraday Trading Range from Unaffected Date of 10/23/2019[6] to 11/4/2019

Discounted Wall Street Research Analyst Price Targets [3]
Price Target Range: $18.00 - $26.00
Discounted at Mid-Point Cost of Equity: 8.8%

Selected Precedent Premiums Paid Analysis
20.0% - 30.0% Premium to Unaffected Share Price as of 10/23/2019 of $23.86[6]
20.0% - 30.0% Premium to Share Price as of 8/6/2019 (Q2 2019 Earnings) of $19.73[5]

Net Asset Value per Share [4]
Based on Average of Two Third-Party Appraisals for Maintenance-Adjusted Current Market Value



$24.40
$26.30
$14.20
$18.20
$17.30
$19.10
$22.70
$29.00
$15.75
$23.86
$27.74
$16.90
$24.00
$23.70
$28.60
$25.60
$31.00
$11.64

Source: Company filings, Europa Management, FactSet.

Note: Projections provided by Europa Management. Assumes illustrative valuation date of September 30, 2019.
Europa fully diluted share count of 76.413 million as of November 4, 2019 per Europa Management. Consists of 74.635 million basic shares, 0.067 million RSUs, and 1.711 million PSUs.

(1) Rounded to the nearest $0.10, except for Trading Range and Net Asset Value per Share.
(2) Book Value Per Share calculated as Shareholders' Equity of $2,038 million as of September 30, 2019 divided by basic shares issued and outstanding of 74.635 million as of September 30, 2019.
(3) Discounted to November 4, 2019 assuming 1-year forward estimate as of analyst publication date.
(4) As of June 30, 2019 based on average of two latest available appraisals.
(5) Day of Europa's Q2 2019 earnings announcement.
(6) Day prior to Europa's announcement of strategic alternatives.

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 1. Supporting Materials

Europa Management Forecast

Total Revenue (1)
($ in millions)


18A-21E CAGR
3.8%
2.5%
$812
$852
$890
$911
$890
$923
$911
$995
$957
$1,114
$1,194
# of Brokers
9
9
6
2016A 2017A 2018A 2019E 2020E 2021E 2022E 2023E

Aircraft Acquisition
($ in millions)


$1,331
$1,038
$1,317
$1,269
$1,198
$1,400
$1,053
$1,700
$1,100
$1,700
$1,700
# of Brokers
4
4
3
2016A 2017A 2018A 2019E 2020E 2021E 2022E 2023E

Shareholders' Equity
($ in millions)


18A-21E CAGR
4.0%
2.7%
$1,834
$1,908
$2,009
$2,069
$2,046
$2,154
$2,122
$2,261
$2,175
$2,415
$2,575
# of Brokers
6
6
4
2016A 2017A 2018A 2019E 2020E 2021E 2022E 2023E

Net Income (1)
($ in millions)


18A-21E CAGR
(5.0%)
(6.8%)
$151
$148
$248
$164
$151
$184
$184
$212
$200
$265
$278
# of Brokers
6
6
3
2016A 2017A 2018A 2019E 2020E 2021E 2022E 2023E

Source: Company filings, Europa Management, Wall Street research.
Note: Consensus estimates represent the median of latest available Wall Street research as of October 23, 2019, the day prior to Europa's announcement of strategic alternatives.
(1) Includes gains on sale of aircraft.

Europa Management
Historicals / Wall Street Estimates

5

Selected Companies Analysis

Financial Data

($ in billions, except per share data)	Share Price	Dividend Yield [1]	Equity Value	Firm Value	Price / Pre-Tax Income 2019E	Price / Pre-Tax Income 2020E	Price / Earnings 2019E	Price / Earnings 2020E	Price / Book
AerCap (AER)	$59.00	--	$8.3	$36.6	6.4x	7.1x	7.4x	7.9x	0.89x
Air Lease (AL)	45.76	1.1%	5.2	18.1	7.1	5.5	9.0	7.2	0.96
Europa (Wall Street Estimates) [2]	**$23.86**	**5.0%**	**$1.8**	**$6.8**	**11.1x**	**8.7x**	**11.9x**	**9.6x**	**0.89x**
Europa (Europa Managment) [2]	**23.86**	**5.0**	**1.8**	**6.8**	**10.1**	**9.3**	**11.1**	**9.9**	**0.89**
Considered But Excluded:									
BOC Aviation (2588-HK)	$9.59	2.9%	$6.7	$19.3	8.9x	8.1x	9.9x	8.9x	1.55x
Fly Leasing (FLY)	20.85	--	0.7	3.0	3.3	5.2	3.7	6.1	0.86

Considered But Excluded Rationale

- BOC Aviation considered but excluded due to majority controlling ownership by Chinese SOE (Bank of China) as well as Hong Kong listing
- FLY Leasing considered but excluded as the company is a publicly traded vehicle externally managed by BBAM

Implied Reference Ranges

Methodology	Reference	Reference Range Low	Reference Range High	Implied Per Share Value [3] Low	Implied Per Share Value [3] High
Price / Book	9/30/2019A Book Value Per Share: $27.31 [4]	0.89x	0.96x	**$24.40**	**$26.30**
Price / Pre-Tax Income	2020E Pre-Tax Income per Share: $2.57 [5]	5.5	7.1	**14.20**	**18.20**
Price / Earnings	2020E Earnings per Share: $2.40 [5]	7.2	7.9	**17.30**	**19.10**

Source: Public filings and presentations, Europa Management, and FactSet. Market data as of November 4, 2019.

(1) For Air Lease and Europa, calculated based on annualized Q3 2019 dividends paid. For BOC Aviation, calculated based on annualized 2H 2019 dividends paid.

(2) Market data as of October 23, 2019, the day prior to Europa's announcement of strategic alternatives. Firm value assumes net debt of $5,043 million and $79 million in investment in affiliates per Q2 2019 filings and Europa Management. Assumes BVPS of $26.96 per Q2 Earnings Presentation.

(3) Rounded to the nearest $0.10.

(4) Book Value Per Share calculated as Shareholders' Equity of $2,038 million as of September 30, 2019 divided by basic shares issued and outstanding of 74.635 million as of September 30, 2019.

(5) Per Europa Management.

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Discounted Dividends Analysis

Assumptions

- Discounted dividend analysis based on Europa Management forecasts
- Excess equity capital is distributed annually in the form of a dividend to shareholders based on a target of 2.5x debt / equity
  - Europa net debt of $4,982 million as of September 30, 2019
  - Assumes any incremental debt is financed through Europa's existing revolver capacity at a rate of L + 150 bps
  - Assumes minimum cash of $100 million
- Mid-period discounting convention applied to dividend stream
- Price / Book terminal multiple range applied to terminal Book Equity

Sensitivity Analysis

Implied Per Share Value (@ 2.50x Debt / Equity)

Terminal Multiple	Cost of Equity 8.1%	8.8%	9.4%
0.80x	$23.83	$23.26	$22.71
0.90	26.44	25.81	25.19
1.00	29.04	28.35	27.67

Leverage Sensitivity (@ 0.90x Terminal Multiple)

Target Leverage	Cost of Equity 8.1%	8.8%	9.4%
2.00x	$26.01	$25.36	$24.74
2.50	26.44	25.81	25.19
3.00	27.56	26.99	26.44

($ in millions)	2H 2019E	2020E	2021E	2022E	2023E
Net Income	$55	$184	$212	$265	$278
After-Tax Interest Savings (Expense) on Paydown / Incremental Debt (1)	0	5	8	9	9
(Gains) Losses from Dispositions	(23)	(28)	(29)	(32)	(32)
Depreciation & Impairment Expense	91	378	415	458	502
Finance Leases	7	28	21	17	15
Other Non-Cash Charges (2)	10	55	47	51	35
FFO	**$140**	**$622**	**$675**	**$767**	**$807**
Change in Net Working Capital	0	(5)	(8)	(11)	(15)
Cash Flow from Operations	**$141**	**$617**	**$666**	**$756**	**$792**
Capital Expenditures, net	(233)	(1,093)	(1,269)	(1,246)	(1,065)
Change in Debt	(45)	452	518	461	315
Other Financing Cash Flows	(1)	31	98	118	119
Dividends Paid	(17)	(8)	(13)	(90)	(162)
Net Change in Cash	**($154)**	--	--	--	--

Leverage after Dividend Payment	9/30/2019A	2019E	2020E	2021E	2022E	2023E
Debt	$5,237	$5,192	$5,644	$6,161	$6,622	$6,937
Cash	254	100	100	100	100	100
Net Debt	$4,982	$5,092	$5,544	$6,061	$6,522	$6,837
Shareholders' Equity (2)	$2,038	$2,077	$2,258	$2,465	$2,649	$2,775
Total Debt / Equity	***2.6x***	***2.5x***	***2.5x***	***2.5x***	***2.5x***	***2.5x***
Net Debt / Equity	***2.4***	***2.5***	***2.5***	***2.5***	***2.5***	***2.5***

Source: Company filings, Europa Management.
Note: Europa fully diluted share count of 76.413 million as of November 4, 2019 per Europa Management. Consists of 74.635 million basic shares, 0.067 million RSUs, and 1.711 million PSUs.
(1) Calculated relative to Europa Management forecasts.
(2) This analysis treats forecast stock based compensation as a cash expense, so it is not added back as an other non-cash charge.

7

Cost of Equity Calculation

WACC Calculation Inputs

Target Capital Structure (Net Debt / Total Capital):		71.4 – 71.4 %[1]
After-Tax Cost of Debt:		3.3 %
Expected Long-Term Yield:		3.5 %
– Current Statutory Marginal Tax Rate:		4.7 %[2]
Cost of Equity:	5.5% Equity Market Risk Premium	8.1 – 8.1 %
	6.7% Equity Market Risk Premium	9.4 – 9.4 %
Risk Free Rate (30-Year Treasury Bond):		2.3 %
Assumed Equity Market Risk Premium - low:		5.5 %
Assumed Equity Market Risk Premium - high:		6.7 %
Relevered Equity Beta:		1.07 – 1.07
– Unlevered Asset Beta:		0.315
– Selected "Standard" Beta Measurement Period (Years):		5
– Implied Net Debt / Equity Ratio:		250.0 – 250.0 %

Weighted Average Cost of Capital:		4.7 – 5.0 %
	5.5% Equity Market Risk Premium	4.7 – 4.7 %
	6.7% Equity Market Risk Premium	5.0 – 5.0 %

The low end of the WACC is based upon the low end of the equity market risk premium (5.5%) and the high end of the net debt / total capital ratio. The high end is based on the high end of the equity market risk premium (6.7%) and the low end of the capital structure.

Cost of Net Debt-Related Metrics

($ in billions)	Value of Net Debt	Market Value of Equity	Capital Structure Net Debt / Total Capital Ratio	Current Statutory Marginal Tax Rate	Long Term Yield
Europa	$5.0	$1.8	73.7%	4.7%[2]	3.5%
AerCap (AER)	28.3	8.1	77.7	12.5	3.4
Air Lease (AL)	12.7	5.4	70.3	27.0	3.3
Median	12.7	5.4	73.7		3.4
Mean	15.3	5.1	73.9		3.4

Cost of Equity-Related Metrics

	Adjusted Equity Beta (Bloomberg)[3]	Beta Estimation Period (Yrs)	High Yield Issuer	Debt Beta	Unlevering Tax Rate	Unlevered Asset Beta[4]
Europa	1.155	5.0		0.0	4.7%[2]	0.315
AerCap (AER)	1.332	5.0		0.0	12.5	0.329
Air Lease (AL)	1.459	5.0		0.0	27.0	0.536
Median	1.33					0.33
Mean	1.32					0.39

Source: Company filings, Bloomberg. AER and AL market data as of November 4, 2019. Europa market data as of October 23, 2019, the day prior to Europa's announcement of strategic alternatives.
(1) Based on Dividend Discount Analysis assumed target capital structure of ~2.5x net debt / equity.
(2) Per guidance from Europa Management.
(3) The Adjusted Equity Beta is based on a five year regression against the MSCI Global Index.
(4) Represents (Adjusted Equity Beta + Debt Beta x (1-Marginal Tax Rate) x (Book Value of Debt / Market Value of Equity)) / 1+((1-Marginal Tax Rate) x (Book Value of Debt / Market Value of Equity)).

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 2. Reference Materials

                       14  16  18  2220  24  32302826  $34  Oct-18  Nov-18  Dec-18  Jan-19  Feb-19  Mar-19  Apr-19  May-19  Jun-19  Jul-19  Aug-19  Sep-19  Oct-19  12/24/201852-Week Low (2)($16.19)  Share Price Performance over the Last Twelve Months  Source: (1)  (2)  FactSet. Market data as of October 23, 2019, the day prior to Europa’s announcement of strategic alternatives.Reflects price performance since market close on August 5, 2019, the day before Europa’s Q2 2019 earnings announcement, through October 23, 2019. Does not indicate total shareholder return.At market close.  Price  10/23/201952-Week High (2)($23.86)$23.86Unaffected Price  Proposed Merger Consideration: $32.00  $20.00VWAP for the 12 Months Prior to October 23rd        Relative Share Price Performance Since Q2 2019 Earnings Release (1)  22%  6%              20151050(5)  25%  08/05      08/16 08/27 09/07Europa AER      09/18 09/29 10/10 10/21AL S&P 500  For Illustrative Purposes and Reference OnlyLTM Share Price Performance Prior to October 23, 2019(October 23, 2018 – October 23, 2019)  15%12%  9

           Total Shareholder Return Performance vs. Select Aircraft Lessors  FactSet. Market data as of October 23, 2019, the day prior to Europa’s announcement of strategic alternatives. Total shareholder return assumes dividends are reinvested in the respective security as of distribution.For AL and Europa, calculated based on annualized Q3 2019 dividends paid.  Source: Note: (1)(2)  Reflects price performance since market close on August 5, 2019, the day before Europa’s Q2 2019 earnings announcement, through October 23, 2019.  64%  83%    TSR  25%  63%    Price Return        20  40  60  80  100  120  140  160  180  200%  Jan-14  May-14  Oct-14  Mar-15  Aug-15  Jan-16 Jun-16 Nov-16Brexit Vote US Election (June 23, (November 6,2016) 2016)  Apr-17  Sep-17  Feb-18 Jul-18Inflation and Interest Rate Concerns (February 2018)  Oct-19  51%48%  51%42%  Dec-18 May-19Trade Tensions and Growth Uncertainty (December 2018)AER AL  Europa          S&P 500                  (5)08/05 08/16 08/27 09/07 09/18 09/29 10/10 10/21  25%  Q2 2019 Earnings (2) 24%  20    15  15%  10  12%  5  6%  0    Total Shareholder Return Since  For Illustrative Purposes and Reference OnlyTotal Shareholder Return Through October 23, 2019(January 1, 2014 – October 23, 2019)  10                Europa  64%  15%  30%  44%    5.0%  AL  48  3  13  48    1.1  AER S&P 500   5183   1022   1412   4622     ----   Total Shareholder Return Since Jan. 1, 2014 2-Years LTM YTD   Dividend Yield (1)

           0.40  0.80  1.20  1.60  2.00x  Jan-14  Jun-14  Dec-14  Jun-15  Dec-15  May-16  Nov-16  May-17  Nov-17  Apr-18  Oct-18  Apr-19  Oct-19  Historical Price / Book Trading Multiples vs. Select Aircraft Lessors  Source: Note:  Europa AER ALPublic filings and presentations, FactSet. Market data as of October 23, 2019, the day prior to Europa’s announcement of strategic alternatives. AER shown after May 14th, 2014, the closing date of the acquisition of International Lease Finance Corporation.        0.93x0.89x0.87x  For Illustrative Purposes and Reference OnlyPrice / Book Through October 23, 2019(January 1, 2014 – October 23, 2019)   Trailing Averages Since Jan. 1, 2014 3-Years 2-Years LTM   Europa AL  0.92x1.15  0.88x1.06  0.83x1.02  0.76x0.86   AER 0.98 0.88 0.86 0.78     11

Wall Street Research Analyst Price Targets

For Illustrative Purposes and Reference Only

Unaffected Share Price: $23.86 (1)

Broker	Report Date	Rating	Price Target	Premium / (Discount) to Unaffected Price
J.P.Morgan	10/21/19	Sell	$26.00	9.0%
Stephens	10/01/19	Hold	22.00	(7.8)
Bank of America Merrill Lynch	08/12/19	Sell	20.00	(16.2)
Compass Point	08/07/19	Hold	23.00	(3.6)
Barclays	08/07/19	Hold	22.00	(7.8)
Cowen & Company	08/06/19	Buy	25.00	4.8
Macquarie	08/06/19	Buy	25.00	4.8
Deutsche Bank	08/06/19	Hold	23.00	(3.6)
Credit Suisse	08/06/19	Hold	21.00	(12.0)
Goldman Sachs	08/06/19	Sell	18.00	(24.6)
Median			**$22.50**	**(5.7%)**
Maximum			**26.00**	**9.0**
Minimum			**18.00**	**(24.6)**

Ratings and Median Price Target Over Time



Buy
Hold
Sell
89%
11%
78%
22%
78%
22%
11%
67%
22%
11%
67%
22%
30%
50%
20%
$24.00
$24.50
$24.00
$23.00
$22.50
$22.50
Q2 '18
Q3 '18
Q4 '18
Q1 '19
Q2 '19
Current

Price Target Range vs. Share Price



$26.00
$26.00
$25.00
$25.00
$25.00
$26.00
$23.00
$23.00
$20.00
$20.00
$18.00
Q2 '18
Q3 '18
Q4 '18
Q1 '19
Q2 '19
Current
Median
Share Price

Source: Company filings, Wall Street research, and FactSet. Market data as of October 23, 2019.
Note: Price targets do not reflect any updates following Europa's announcement of strategic alternatives on October 24, 2019.
(1) Unaffected price as of October 23, 2019, the day prior to Europa's announcement of strategic alternatives.

12

     Selected Precedent Premiums Paid Analysis    Number of Deals  Source: Note:  Citi Deal Intelligence.Includes friendly transactions involving a US target with an equity value of $1.0-$3.0 billion. Excludes hostile transactions.                25%  27%  36%  28%  26%  25%  2014  2015  2016  2017  2018  2019 YTD   All-Cash Deals   Median Premium  27%  75th Percentile  47  25th Percentile  17  Number of Deals  226  27  37  48  37  44  33  For Illustrative Purposes and Reference OnlyMedian 1-Day % Premium(All-Cash Deals; January 1, 2014 – November 4, 2019)  13

Net Asset Value Per Share

For Illustrative Purposes and Reference Only

Net Book Value vs. Maintenance-Adjusted Current Market Value

($ in millions)



As of 9/30/19
As of 6/30/19
Net Book Value
Maintenance-Adjusted Current Market Value
$7,735
$7,842
$6,692
$6,694
$6,693
Net Book Value
Net Book Value
Appraiser 1
Appraiser 2
Average Appraisal

Implied Net Asset Value *($ in millions)*	Net Book Value (As of 9/30/19)	Net Book Value (As of 6/30/19)	Appraiser 1	Appraiser 2	Average Appraisal
Cash	$254	$150 [1]	$150 [1]	$150 [1]	$150 [1]
Fleet Value [2]	7,735	7,842	6,692	6,694	6,693
Other Assets	331	292	292	292	292
Total Assets	**$8,321**	**$8,284**	**$7,134**	**$7,136**	**$7,135**
Debt	$5,237 [3]	$5,193 [4]	$5,193 [4]	$5,193 [4]	$5,193 [4]
Other Liabilities	1,046	1,070	1,070	1,070	1,070
Total Liabilities	**$6,282**	**$6,263**	**$6,263**	**$6,263**	**$6,263**
Implied Net Asset Value	**$2,038**	**$2,021**	**$872**	**$873**	**$873**
Basic Shares Outstanding	74.635 [5]	74.983 [6]	74.983 [6]	74.983 [6]	74.983 [6]
Implied Net Asset Value per Share	**$27.31**	**$26.96**	**$11.63**	**$11.65**	**$11.64**

Source: Company filings, Europa Management.

(1) Assumes June 30, 2019 $150 million cash balance as per Europa Management guidance, pro forma for July 14, 2019 redemption of $500 million Senior Notes due 2019.
(2) Includes finance leases, lease incentives & lease premiums and flight equipment held for sale.
(3) Represents gross debt outstanding.
(4) Represents gross debt outstanding, pro forma for the July 14, 2019 redemption of $500 million Senior Notes due 2019.
(5) Europa basic shares outstanding of 74.635 million as of September 30, 2019.
(6) Europa basic shares outstanding of 74.983 million as listed on the Company's balance sheet as of June 30, 2019.

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